EXHIBIT 99.1

Nutanix Reports Second Quarter Fiscal 2026 Financial Results

Delivers Outperformance Across All Guided Metrics

SAN JOSE, Calif., Feb. 25, 2026 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its second quarter ended January 31, 2026.

“Our business performed solidly in the second quarter, including strong bookings, strong new logo additions, and solid free cash flow performance,” said Rajiv Ramaswami, CEO of Nutanix. “Our opportunities with AI, modern applications, hybrid multicloud, and support for external storage provide us with a strong foundation for multi-year growth.”

“We saw healthy demand in our second quarter, as reflected in results that exceeded the high end of the range for all of our guided metrics. However, as the quarter progressed, we saw supply chain constraints driving longer server lead times for our customers,” said Rukmini Sivaraman, CFO of Nutanix. “We expect this dynamic to have some impact on the timing of our near-term revenue and free cash flow. We have factored this in our Q3 and updated full-year guidance. Bookings expectations are higher than before. Revenue and free cash flow from these bookings are expected to be realized later.”

Second Quarter Fiscal 2026 Financial Summary

	Q2 FY’26	Q2 FY’25	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.36 billion	$2.03 billion	16%
Average Contract Duration[2]	3.1 years	3.0 years	0.1 year
Revenue	$722.8 million	$654.7 million	10%
GAAP Gross Margin	87.4%	87.0%	40 bps
Non-GAAP Gross Margin	88.6%	88.3%	30 bps
GAAP Operating Expenses	$547.4 million	$504.0 million	9%
Non-GAAP Operating Expenses	$451.2 million	$417.0 million	8%
GAAP Operating Income	$84.1 million	$65.4 million	$18.7 million
Non-GAAP Operating Income	$189.0 million	$161.3 million	$27.7 million
GAAP Operating Margin	11.6%	10.0%	160 bps
Non-GAAP Operating Margin	26.2%	24.6%	160 bps
Net Cash Provided by Operating Activities	$197.3 million	$221.7 million	$(24.4) million
Free Cash Flow	$191.4 million	$187.1 million	$4.3 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Listed in AWS “ICMP” for the US Federal Government: Nutanix announced that the Nutanix Cloud Platform (NCP) solution has been listed in the AWS Marketplace for the U.S. Intelligence Community (ICMP).
  Nutanix Expands Capabilities to Help Customers Build and Operate Distributed Sovereign Clouds: Nutanix announced new capabilities in its NCP solution to give organizations greater flexibility to deploy and govern their infrastructure across distributed environments without sacrificing unified management or operational simplicity.
  Nutanix Completes $300 Million Accelerated Share Repurchase: Nutanix completed a $300 million accelerated share repurchase of its common stock during the second quarter under its existing share repurchase authorization.
  Reminder for Investor Day 2026: Nutanix will be holding its Investor Day 2026 in conjunction with its annual .NEXT user conference on April 7, 2026 in Chicago.

Third Quarter Fiscal 2026 Outlook

Revenue	$680 - $690 million
Non-GAAP Operating Margin	16% to 17%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 288 million

Fiscal 2026 Outlook

Revenue	$2.80 - $2.84 billion
Non-GAAP Operating Margin	21% to 22%
Free Cash Flow	$745 - $775 million

Supplementary materials to this press release, including our second quarter fiscal 2026 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s second quarter fiscal 2026 financial results on a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, is defined as the sum of ACV for all subscription contracts from all customers in effect as of the end of a specific period, assuming any subscription contract that expires is renewed on its existing terms. ARR excludes the value of professional services, non-portable software and support contracts and hardware sales. For the purposes of this calculation, we generally assume that the contract term begins on the date when the software is made available to the customer. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. For comparability purposes, ARR for all prior periods have been adjusted to conform to the updated methodology.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3 Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the top-line growth of our subscription business (including our ability to acquire subscriptions with new customers and to retain and expand with existing customers), while normalizing for differences in contract durations. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any subscription contract not to be renewed on its existing terms. ARR is a performance measure that should be viewed independently of revenue and does not represent our revenue under GAAP on an annualized basis or a forecast of GAAP revenue. Investors should not place undue reliance on ARR as an indicator of our future or expected results. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled performance measures presented by other companies. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income, operating margin, and net cash provided by operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our third quarter fiscal 2026 outlook and/or our fiscal 2026 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business trends, momentum and prospects; the opportunities that provide us with a strong foundation for multi-year growth; the expected impact of supply chain constraints on the timing of our revenue and free cash flow; our third quarter fiscal 2026 outlook; and our fiscal 2026 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, including due to supply chain constraints or component availability, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2025 and subsequent quarterly reports. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 30,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2026 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2025	January 31, 2026
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$769,502	$603,402
Short-term investments	1,223,234	1,270,647
Accounts receivable, net	337,967	260,597
Deferred commissions—current	153,072	147,491
Prepaid expenses and other current assets	105,391	184,007
Total current assets	2,589,166	2,466,144
Property and equipment, net	142,814	131,677
Operating lease right-of-use assets	134,526	191,068
Deferred commissions—non-current	189,221	187,010
Intangible assets, net	2,615	2,227
Goodwill	185,235	185,235
Other assets—non-current	39,617	113,572
Total assets	$3,283,194	$3,276,933
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$81,599	$96,120
Accrued compensation and benefits	230,498	214,909
Accrued expenses and other current liabilities	24,187	27,020
Deferred revenue—current	1,054,023	1,119,455
Operating lease liabilities—current	23,234	33,059
Total current liabilities	1,413,541	1,490,563
Deferred revenue—non-current	1,058,731	1,077,643
Operating lease liabilities—non-current	115,754	163,671
Convertible senior notes, net	1,343,818	1,346,260
Other liabilities—non-current	45,870	30,083
Total liabilities	3,977,714	4,108,220
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,200,466	4,151,032
Accumulated other comprehensive income	700	4,057
Accumulated deficit	(4,895,693)	(4,986,383)
Total stockholders’ deficit	(694,520)	(831,287)
Total liabilities and stockholders’ deficit	$3,283,194	$3,276,933

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2026	2025	2026
	(in thousands, except per share data)
Revenue:
Product	$354,187	$387,364	$656,106	$736,367
Support, maintenance and other services	300,534	335,461	589,571	657,034
Total revenue	654,721	722,825	1,245,677	1,393,401
Cost of revenue:
Product (1)(2)	8,823	5,674	17,193	9,966
Support, maintenance and other services (1)	76,465	85,599	150,765	168,777
Total cost of revenue	85,288	91,273	167,958	178,743
Gross profit	569,433	631,552	1,077,719	1,214,658
Operating expenses:
Sales and marketing (1)(2)	261,382	277,543	514,783	562,776
Research and development (1)	182,785	202,259	356,744	389,741
General and administrative (1)	59,828	67,613	113,504	128,669
Total operating expenses	503,995	547,415	985,031	1,081,186
Income from operations	65,438	84,137	92,688	133,472
Other (expense) income, net	(355)	13,368	9,218	29,607
Income before provision for (benefit from) income taxes	65,083	97,505	101,906	163,079
Provision for (benefit from) income taxes	8,656	(5,517)	15,553	(2,039)
Net income	$56,427	$103,022	$86,353	$165,118
Net income per share attributable to Class A common stockholders, basic	$0.21	$0.38	$0.32	$0.61
Net income per share attributable to Class A common stockholders, diluted	$0.19	$0.36	$0.30	$0.57
Weighted average shares used in computing net income per share attributable to Class A common stockholders, basic	267,138	268,282	266,842	269,077
Weighted average shares used in computing net income per share attributable to Class A common stockholders, diluted	293,351	291,910	291,086	294,214

________________________
(1)   Includes the following stock-based compensation expense:

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$812	$427	$2,024	$786
Support, maintenance and other services cost of revenue	7,325	8,167	14,145	14,422
Sales and marketing	21,397	22,754	42,045	40,514
Research and development	46,765	51,105	90,327	90,606
General and administrative	17,129	20,111	33,636	33,996
Total stock-based compensation expense	$93,428	$102,564	$182,177	$180,324

(2)   Includes the following amortization of intangible assets:

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$767	$106	$1,534	$212
Sales and marketing	88	88	176	176
Total amortization of intangible assets	$855	$194	$1,710	$388

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended January 31,
	2025	2026
	(in thousands)
Cash flows from operating activities:
Net income	$86,353	$165,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,427	36,422
Stock-based compensation	182,177	180,324
Amortization of debt discount and issuance costs	1,185	2,724
Inducement expense from partial repurchase of the 2027 Notes	11,347	—
Operating lease cost, net of accretion	13,962	15,875
Other	(2,130)	(5,822)
Changes in operating assets and liabilities:
Accounts receivable, net	(72,745)	(10,515)
Deferred commissions	20,577	7,792
Prepaid expenses and other assets	(5,833)	(68,206)
Accounts payable	(334)	17,182
Accrued compensation and benefits	7,792	(8,720)
Accrued expenses and other liabilities	(1,680)	(12,031)
Operating leases, net	(15,754)	(14,675)
Deferred revenue	122,077	88,703
Net cash provided by operating activities	383,421	394,171
Cash flows from investing activities:
Maturities of investments	162,139	431,724
Purchases of investments	(493,156)	(472,824)
Sales of investments	—	2,000
Purchases of property and equipment	(44,438)	(28,247)
Net cash used in investing activities	(375,455)	(67,347)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	29,300	29,035
Taxes paid related to net share settlement of equity awards	(148,194)	(137,024)
Proceeds from the issuance of convertible notes, net of issuance costs	848,010	—
Payment of third-party debt issuance costs	(2,771)	—
Partial repurchase of the 2027 Notes	(95,453)	—
Repurchases of common stock	(220,100)	(383,098)
Other financing activities, net	(1,945)	(1,837)
Net cash provided by (used in) financing activities	408,847	(492,924)
Net increase (decrease) in cash, cash equivalents and restricted cash	$416,813	$(166,100)
Cash, cash equivalents and restricted cash—beginning of period	655,662	769,517
Cash, cash equivalents and restricted cash—end of period	$1,072,475	$603,417
Restricted cash (1)	314	15
Cash and cash equivalents—end of period	$1,072,161	$603,402
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$19,283	$19,813
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$1,601	$4,285
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$11,460	$6,554

________________________
(1)   Included within other assets—non-current in the condensed consolidated balance sheets.

Disaggregation of Revenue (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2026	2025	2026
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$624,418	$690,531	$1,185,114	$1,328,371
Professional services and other revenue (1)	30,303	32,294	60,563	65,030
Total revenue	$654,721	$722,825	$1,245,677	$1,393,401

_________________________
(1)   Prior to fiscal 2026, these amounts were presented as separate line items, Professional services and Other non-subscription product, as described below. Prior period amounts have been updated to conform to the current period presentation.

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement subscriptions, support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement subscriptions, support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement subscriptions and support subscriptions.
  Upfront — We generally recognize revenue from our subscription software licenses upfront upon the transfer of control to the customer. For sales of our software purchased alongside a server from an OEM or other partner, revenue is typically recognized upon shipment of the server. For sales of software sold separately from a server, revenue is typically recognized when the software is made available to the customer.

Professional services and other revenue — Includes Professional services revenue and Other non-subscription product revenue, as described below:

  Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed. Professional services revenue was approximately $28.0 million and $55.3 million for the three and six months ended January 31, 2025, respectively, and $30.4 million and $59.3 million for the three and six months ended January 31, 2026, respectively.
  Other non-subscription product revenue — Includes Non-portable software revenue and Hardware revenue, which were immaterial for the periods presented.

Annual Recurring Revenue (Unaudited)

	As of January 31,
	2025	2026
	(in thousands)
Annual Recurring Revenue (ARR) (1)	$2,027,337	$2,355,623

________________________
(1)   Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. Prior period amounts have been updated to conform to current quarter methodology.

Remaining Performance Obligations (Unaudited)

	As of January 31,
	2025	2026
	(in thousands)
Remaining performance obligations:
Current	$1,226,382	$1,438,311
13-36 months	888,098	1,101,497
Thereafter	221,571	357,054
Total	$2,336,051	$2,896,862

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended January 31, 2026	(1)	(2)	(3)	(4)	(5)	Three Months Ended January 31, 2026
	(in thousands, except percentages and per share data)
Gross profit	$631,552	$8,594	$106	$—	$—	$—	$640,252
Gross margin	87.4%	1.2%	—	—	—	—	88.6%
Operating expenses:
Sales and marketing	277,543	(22,754)	(88)	—	—	—	254,701
Research and development	202,259	(51,105)	—	—	—	—	151,154
General and administrative	67,613	(20,111)	—	(2,143)	—	—	45,359
Total operating expenses	547,415	(93,970)	(88)	(2,143)	—	—	451,214
Income from operations	84,137	102,564	194	2,143	—	—	189,038
Operating margin	11.6%	14.3%	—	0.3%	—	—	26.2%
Net income	$103,022	$102,564	$194	$2,143	$2,995	$(46,597)	$164,321
Weighted shares outstanding, basic	268,282						268,282
Weighted shares outstanding, diluted (6)	291,910						291,910
Net income per share, basic	$0.38	$0.38	$-	$0.01	$0.01	$(0.17)	$0.61
Net income per share, diluted (7)	$0.36						$0.56

______________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Amortization of debt issuance costs and interest expense related to debt
(5)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(6)   Includes 23,628 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(7)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,098 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Six Months Ended January 31, 2026	(1)	(2)	(3)	(4)	(5)	Six Months Ended January 31, 2026
	(in thousands, except percentages and per share data)
Gross profit	$1,214,658	$15,208	$212	$—	$—	$—	$1,230,078
Gross margin	87.2%	1.1%	—	—	—	—	88.3%
Operating expenses:
Sales and marketing	562,776	(40,514)	(176)	—	—	—	522,086
Research and development	389,741	(90,606)	—	—	—	—	299,135
General and administrative	128,669	(33,996)	—	(6,703)	—	—	87,970
Total operating expenses	1,081,186	(165,116)	(176)	(6,703)	—	—	909,191
Income from operations	133,472	180,324	388	6,703	—	—	320,887
Operating margin	9.6%	12.9%	—	0.5%	—	—	23.0%
Net income	$165,118	$180,324	$388	$6,703	$5,988	$(73,335)	$285,186
Weighted shares outstanding, basic	269,077						269,077
Weighted shares outstanding, diluted (6)	294,214						294,214
Net income per share, basic	$0.61	$0.68	$-	$0.02	$0.02	$(0.27)	$1.06
Net income per share, diluted (7)	$0.57						$0.97

______________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Amortization of debt issuance costs and interest expense related to debt
(5)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(6)   Includes 25,137 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(7)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $2,197 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended January 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended January 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$569,433	$8,137	$767	$—	$—	$—	$—	$—	$578,337
Gross margin	87.0%	1.2%	0.1%	—	—	—	—	—	88.3%
Operating expenses:
Sales and marketing	261,382	(21,397)	(88)	—	—	—	—	—	239,897
Research and development	182,785	(46,765)	—	—	—	—	—	—	136,020
General and administrative	59,828	(17,129)	—	(1,568)	—	—	—	—	41,131
Total operating expenses	503,995	(85,291)	(88)	(1,568)	—	—	—	—	417,048
Income from operations	65,438	93,428	855	1,568	—	—	—	—	161,289
Operating margin	10.0%	14.3%	0.1%	0.2%	—	—	—	—	24.6%
Net income	$56,427	$93,428	$855	$1,568	$(20)	$1,674	$11,347	$(26,131)	$139,148
Weighted shares outstanding, basic	267,138								267,138
Weighted shares outstanding, diluted (8)	293,351								293,351
Net income per share, basic	$0.21	$0.35	$-	$0.01	$-	$0.01	$0.04	$(0.10)	$0.52
Net income per share, diluted (9)	$0.19								$0.47

_____________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization of debt issuance costs and interest expense related to convertible senior notes
(6)   Inducement expense related to partial repurchase of the 2027 Notes
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 26,213 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $691 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$1,077,719	$16,169	$1,534	$—	$—	$—	$—	$—	$1,095,422
Gross margin	86.5%	1.3%	0.1%	—	—	—	—	—	87.9%
Operating expenses:
Sales and marketing	514,783	(42,045)	(176)	—	—	—	—	—	472,562
Research and development	356,744	(90,327)	—	—	—	—	—	—	266,417
General and administrative	113,504	(33,636)	—	(2,935)	—	—	—	—	76,933
Total operating expenses	985,031	(166,008)	(176)	(2,935)	—	—	—	—	815,912
Income from operations	92,688	182,177	1,710	2,935	—	—	—	—	279,510
Operating margin	7.4%	14.7%	0.1%	0.2%	—	—	—	—	22.4%
Net income	$86,353	$182,177	$1,710	$2,935	$(130)	$11,347	$2,419	$(44,920)	$241,891
Weighted shares outstanding, basic	266,842								266,842
Weighted shares outstanding, diluted (8)	291,086								291,086
Net income per share, basic	$0.32	$0.69	$0.01	$0.01	$-	$0.04	$0.01	$(0.17)	$0.91
Net income per share, diluted (9)	$0.30								$0.83

_____________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Inducement expense related to partial repurchase of the 2027 Notes
(6)   Amortization of debt issuance costs and interest expense related to convertible senior notes
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 24,244 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $975 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2025	2026	2025	2026
	(in thousands)
Net cash provided by operating activities	$221,670	$197,346	$383,421	$394,171
Purchases of property and equipment	(34,607)	(5,928)	(44,438)	(28,247)
Free cash flow	$187,063	$191,418	$338,983	$365,924